                                                                    Exhibit 99.1

[FIRST VIRTUAL COMMUNICATIONS LETTERHEAD]

                                                                   PRESS RELEASE
Contacts:

Truman Cole
Chief Financial Officer
650-801-6500
tcole@fvc.com


                   FIRST VIRTUAL COMMUNICATIONS RECEIVES NOTIFICATION
                            FROM THE NASDAQ SMALLCAP MARKET

Redwood City, Calif. - May 19, 2004 - First Virtual Communications, Inc. (Nasdaq: FVCX), today announced that the Company received a letter from Nasdaq on May 18, 2004 noting the failure of the Company to file its Quarterly Report on Form 10-Q for the period ended March 31, 2004 by the filing deadline of May 17, 2004, a violation of Marketplace Rule 4310(c)(14). As a result, the Company's securities are subject to delisting from The Nasdaq SmallCap Market and, commencing with trading on May 20, 2004, the Company's trading symbol will be changed from "FVCX" to "FVCXE".

The Company has requested a hearing before a listing qualifications panel to review this determination by Nasdaq Staff. Any delisting action will be stayed pending the panel's decision. While there can be no assurance that the panel will grant the Company's request for continued listing, the Company's management is actively working to maintain the listing.

On April 30, 2004, the Company announced that the Audit Committee of its Board of Directors had engaged independent counsel to conduct an investigation after the Company became aware of several irregular sales transactions involving its sales operations in China. The Company will not file its Quarterly Report until its auditors have completed their review for the three months ended March 31, 2004. That review will not be finished until the ongoing investigation is completed.

ABOUT FIRST VIRTUAL COMMUNICATIONS

First Virtual Communications is a premier provider of infrastructure and solutions for real time rich media communications. Headquartered in Redwood City, California, the Company also has operations in Europe and Asia. More information about First Virtual Communications can be found at www.fvc.com or by calling 1-800-728-6337 or +1-650-801-6500 outside North America.

CAUTIONARY STATEMENT:

EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED HEREIN, THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS, INCLUDING, WITHOUT LIMITATION, STATEMENTS CONTAINING THE WORDS, "BELIEVES," "ANTICIPATES," "EXPECTS" AND WORDS OF SIMILAR IMPORT. SUCH FORWARD-LOOKING STATEMENTS HAVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF FIRST VIRTUAL COMMUNICATIONS, OR INDUSTRY RESULTS, TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH FACTORS INCLUDE, AMONG OTHERS: THE AGGREGATE VALUE OF AND IMPACT ON THE COMPANY OF THE INVESTIGATION DESCRIBED ABOVE, INCLUDING ANY POSSIBLE EXPANSION OF THE INVESTIGATION AND ANY POSSIBLE RESTATEMENT OF PREVIOUSLY ANNOUNCED FINANCIAL RESULTS; ANY ADVERSE IMPACT ARISING FROM THE DELAY IN FILING REQUIRED PERIODIC REPORTS; ANY DELISTING FROM THE NASDAQ SMALLCAP MARKET; THE RISK THAT SALES OF THE COMPANY'S CLICK TO MEET(TM) AND CONFERENCE SERVER PRODUCTS WILL NOT INCREASE OR THAT NEW VERSIONS WILL NOT BE RELEASED ON A TIMELY BASIS; THE COMPANY'S VARIABILITY OF OPERATING RESULTS; MARKET ACCEPTANCE OF WEB CONFERENCING TECHNOLOGY; POTENTIAL INABILITY TO MAINTAIN BUSINESS RELATIONSHIPS WITH INTEGRATORS, DISTRIBUTORS AND SUPPLIERS; RAPID TECHNOLOGICAL CHANGES; COMPETITION AND CONSOLIDATION IN THE WEB CONFERENCING INDUSTRY; THE IMPORTANCE OF ATTRACTING AND RETAINING PERSONNEL; AND OTHER RISK FACTORS REFERENCED IN FIRST VIRTUAL COMMUNICATIONS' PUBLIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE COMPANY'S REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2003.


                           ALL TRADEMARKS RECOGNIZED.


                                       ###